Exhibit 21.1

Subsidiaries of J.Crew Group, Inc.

Name of Subsidiary	Jurisdiction of Incorporation	Name under which Subsidiary Does Business
J.Crew Operating Corp.	Delaware	J.Crew Operating Corp.
J.Crew Inc.	Delaware	J.Crew Inc.
Grace Holmes, Inc.	Delaware	J.Crew Retail Stores
H.F.D. No. 55, Inc.	Delaware	J.Crew Factory Stores
Madewell, Inc.	Delaware	Madewell Retail Stores
J.Crew Virginia, Inc.	Virginia	J.Crew Virginia, Inc.
J.Crew International, Inc.	Delaware	J.Crew International, Inc.
J.Crew Canada Inc.	Ontario, Canada	J.Crew Canada Inc.
J.Crew France SAS..	France	J.Crew France SAS
J.Crew U.K. Limited	United Kingdom	J.Crew U.K. Limited
J.Crew Japan, Ltd.	Japan	J.Crew Japan, Ltd.
J.Crew Global Holdings A, LLC	Delaware	J.Crew Global Holdings A, LLC
J.Crew Global Holdings Bermuda LP	Bermuda	J.Crew Global Holdings Bermuda LP
J.Crew Global Holdings B, LLC	Delaware	J.Crew Global Holdings B, LLC
J.Crew Netherlands C.V.	Netherlands	J.Crew Netherlands C.V.
J.Crew Hong Kong Services, Limited	Hong Kong	J.Crew Hong Kong Services, Limited
J.Crew Hong Kong Limited	Hong Kong	J.Crew Hong Kong Limited
J.Crew Asia Limited	Hong Kong	J.Crew Asia Limited
J.Crew Hong Kong Intermediate, Ltd.	Hong Kong	J.Crew Hong Kong Intermediate, Ltd.
J.Crew Apparel Trading (Shenzhen) Company Limited	China	J.Crew Apparel Trading (Shenzhen) Company Limited
J.Crew Commercial Trading (Shanghai) Company Limited	China	J.Crew Commercial Trading (Shanghai) Company Limited
J.Crew Netherlands Coöperatief U.A.	Netherlands	J.Crew Netherlands Coöperatief U.A.
J.Crew NL B.V.	Netherlands	J.Crew NL B.V.
J.Crew Cayman Limited	Cayman Islands	J.Crew Cayman Limited
Madewell Cayman Limited	Cayman Islands	Madewell Cayman Limited
J.Crew International Cayman Limited	Cayman Islands	J.Crew International Cayman Limited
J.Crew Holdings A, LLC	Delaware	J.Crew Holdings A, LLC
J.Crew Holdings B, LLC	Delaware	J.Crew Holdings B, LLC
Madewell Brand Holdings, LLC	Delaware	Madewell Brand Holdings, LLC
Madewell Brand, LLC	Delaware	Madewell Brand, LLC
J.Crew Brand Holdings, LLC	Delaware	J.Crew Brand Holdings, LLC
J.Crew Brand Intermediate, LLC	Delaware	J.Crew Brand Intermediate, LLC
J.Crew Brand, LLC	Delaware	J.Crew Brand, LLC
J.Crew Domestic Brand, LLC	Delaware	J.Crew Domestic Brand, LLC
J.Crew International Brand, LLC	Delaware	J.Crew International Brand, LLC
J.Crew Brand Corp.	Delaware	J.Crew Brand Corp.